EXHIBIT 99.1

Merger & Acquisition Framework Agreement

Party A: China VTV Limited (America)

Person-in-Charge: Tijin Song

Party B: Constellation Moshan Film and Television Media Company Limited

Legal Representative: Xiao Du

Party C: (Either all the shareholders of Party B or the controlling shareholder of Party B)

WHEREAS:

1. Party A is an American company trading on the OTC market (symbol:CVTV) and is a new media company that has a cross-strait, global presence and a global audience of 3.5 million (including Facebook, Weibo, Miaopai, and other Internet (www.chinavtv.tw) and Internet TV. Party A is currently working towards listing on NASDAQ.

2. Party B is a provider of quality cultural and entertainment consumer goods, providing creative, script director, production, distribution, marketing, and brokerage industry chain operations. Party B is also a non-listed company whose shares are publicly listed on the China National Equities Exchange and Quotations.

3. The Parties agree to conduct the merger of Party A and Party B in the manner agreed upon in this Agreement. Through friendly discussions between the parties, the following legally binding framework agreements were reached:

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(1) Method and Conditions of Merger

1. Equity Acquisition Merger

1.1 Party A (or a third party designated by Party A) shall acquire all of Party B’s shares. The three parties agree that Party B’s valuation is: RMB 50 million x 12 times PE = RMB 600 million.

Party A shall issue a total of RMB 420 million worth of Party A’s shares to Party C (where the value of the share is calculated at USD $4/share. If Party A’s share is less than USD $4/share during the issuance, the actual share price shall be used instead, where the exchange rate is USD 1 = RMB 7) and shall pay RMB 180 million (to be paid in RMB. However, if another currency is used, the exchange rate is based on the middle of the market price at the time of actual payment), and Party A can purchase 100% of Party B’s equity held by Party C.

The aforementioned monetary consideration shall be paid to Party C in stages according to the financing amount ascertained in Party A’s prospectus, where payment will be 40% of the amount of financing in each period. If there is a balance within 40% of the total amount after full payment of the monetary consideration, the balance shall be preferentially used for Party B’s provision of funds under Article 1.6. The aforementioned consideration in the form of shares shall be issued by Party A to Party C before December 31, 2019. This transaction will be the taxpayer’s own responsibility.

1.2 Party B and Party C shall guarantee the existence of Party B’s book assets on the date of the merger (when Party A successfully lists on NASDAQ).

1.3 After Party A successfully lists on NASDAQ, Party C has the right to freely dispose of the shares held by Party A not exceeding 30% of the total number of shares held by Party A after the expiration of the statutory limited selling period (one year from the date of holding the shares) of Party A (first lifting date). Party C shall also have the right to dispose no more than 30% of the total shares held by Party A one year after the first lifting date (second lifting date). Party C shall also have the right to dispose of the rest of Party A’s shares two years after the first lifting date (third lifting date).

1.4 Under Article 1.3, if the average closing price of Party C’s shares on the 30 trading days starting from the three lifting dates (inclusive) of Party A’s shares is lower than the original issue price to Party C, Party C shall have the right to require Party A to issue additional shares corresponding to the shortfall to Party C free of charge within one month of the above 30 trading days, where the shortfall value = the number of shares that can be sold by Party C during the maturity period x (the original issuance price – the closing average price of Party A’s shares in 30 trading days).

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1.5 Party A agrees that after the acquisition, Party B’s current management will continue to operate for three fiscal years (where each calendar year refers to January 1 to December 31). Party C also promises that Party B’s current management will continue to operate for three fiscal years.

1.6 Party A agrees to provide Party B with RMB 100 million to support Party B’s film and television project production and other business purposes, which shall not be used for other purposes by Party B and shall not be used by Party C. Based on the financing schedule depicted in Party A’s prospectus, the balance of the 40% of the financing amount in each period after full payment of the monetary consideration to Party C will be provided to Party B in stages.

1.7 In order to facilitate better progress after the completion of the merger and acquisition transaction, Party A agrees to appoint Mr. Du as director.

2. VIE Framework Merger

2.1 If it is restricted by laws or policies used by one or all parties to the agreement, it will not be legally binding to sign an equity acquisition merger. However, Party B and Party C shall sign similar VIE framework agreements with Party A (or a third-party designated by Party A) according to Party A’s requirements, and ensure that all property rights, management rights, and decision-making rights of Party B essentially belong to Party A.

2.2 The core transaction terms of the VIE Framework Merger shall be the same as those of the aforementioned equity acquisition merger. If any of the terms are not applicable, the Parties shall, on the basis of the above-mentioned core business terms of the equity acquisition merger, make necessary adjustments through friendly negotiation.

3 Party A agrees that before it successfully lists on NASDAQ: 1) Party B’s current management has independent management power over Party B’s finances, administration, and personnel; 2) Party B shall not assume Party A’s external liabilities, legal liabilities, or joint and several liabilities (or that of a third party designated by Party B to receive Party B’s equities).

4 Each Party shall bear its own tax consultant fees, legal consultant fees and chargeable fees, and any other expenses incurred in the course of negotiating or implementing this Agreement. After Party A successfully lists on NASDAQ, Party B agrees to bear 30% of legal fees incurred in the process of listing on NASDAQ (estimated not to exceed USD $350,000), deducted from the operating funds provided by Party A to Party B.

5 With regards to the substance of this transaction, Party C undertakes not to violate any laws or regulations, Party B’s Articles of Association, as well as its previous commitments or agreements.

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(2) Party B and Party C promises that all the licenses, approvals, and permits needed by Party C for its existing assets and for carrying out the current merger, and all the financial information and data presented regarding the company’s assets and liabilities are legitimate, true, and valid. Party B and Party C guarantee that they have made a full and truthful disclosure of the shares and assets of the company, and has not concealed any information that would have any real or potential adverse effects on Party A’s rights.

(3) All Parties shall cooperate with each other, and, according to the requirements of relevant legal authorities, shall carry out relevant procedures, such as internal decision-making, external examination and approval, signing relevant legal documents, and disclosing relevant information. If necessary, Party B shall take measures such as withdrawing from the listing of the National Equities Exchange and Quotations to ensure the smooth progress of this transaction.

(4) The receiving party shall keep confidential all information obtained from the disclosing party relating to the matters discussed in this Agreement, and shall not disclose such information to anyone without the prior written consent of the disclosing party (except to Party B’s own employees or employees or affiliated companies who need to know such information). However, this clause does not apply to (1) receiving information lawfully owned by Party B, or (2) information known to the public before the disclosing party discloses to Party B. Neither Party shall disclose in any way to a third party the substance of this Agreement without the prior consent of the other party.

(5) Party C’s rights and obligations in this Agreement shall be enjoyed and assumed in accordance with the proportion of shares held by Party C in Party B, but Party C shall bear joint and several liabilities to Party A with regards to the obligations in this Agreement.

(6) If any Party violates this Agreement, it shall compensate the other party for the losses sustained. Party B and Party C shall bear joint and several liability to Party A.

(7) The Parties may negotiate supplemental agreements for matters not covered in this Agreement.

(8) This Agreement shall enter into force after the same four copies are signed by the Parties. Each party shall hold one copy, which shall have the same legal effect as the other copies.

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